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                              [LETTERHEAD OF DORSEY & WHITNEY LLP]
                                                                     EXHIBIT 5.1

Great Plains Software, Inc.
1701 S.W. 38th Street
Fargo, North Dakota 58103


         Re:  Great Plains Software, Inc.
              Registration Statement on Form S-1


Ladies and Gentlemen:

         We have acted as counsel to Great Plains Software, Inc., a Minnesota corporation (the "Company"), in connection with two Registration Statements on Form S-1 (the "Registration Statements") relating to the sale of up to an aggregate of 588,000 shares (the "Shares") of Common Stock of the Company, $01 par value, by certain shareholders of record of the Company, namely, GS Capital Partners, L.P., Bridge Street Fund 1994 L.P. and Stone Street Fund 1994, L.P. (the "Selling Shareholders").

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that the Shares will be sold for a price per share not less than the par value per share thereof

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Great Plains Software
March 30, 1998
Page 2


and will be sold as described in the Registration
Statements.

         Based on the foregoing, we are of the opinion that the Shares to be sold by the Selling Shareholders pursuant to the Registration Statements have been duly authorized by all requisite corporate action, and are validly issued, fully paid and nonassessable.

         Our opinions expressed above are limited to the laws of the State of Minnesota.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statements.

Dated:  March 30, 1998

                                       Very truly yours,




                                       /s/ Dorsey & Whitney LLP
TSH